UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

February 24, 2015

Date of Report (date of earliest event reported)

Cubic Corporation

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	1-8931 (Commission File No.)	95-1678055 (I.R.S. Employer Identification No.)

9333 Balboa Avenue San Diego, California (Address of principal executive offices)		92123 (Zip Code)

Registrant’s telephone number, including area code: (858) 277-6780

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of Cubic Corporation 2015 Incentive Award Plan

Cubic Corporation (the “Company”) held its annual meeting of shareholders on February 24, 2015 (the “Annual Meeting”).  At the Annual Meeting, the Company’s shareholders approved the Cubic Corporation 2015 Incentive Award Plan (the “2015 Plan”), which authorizes the issuance of the sum of 1,325,000 shares of the Company’s common stock plus one share for each share subject to a stock award that is outstanding under the Cubic Corporation 2005 Equity Incentive Plan (the “2005 Plan”) as of the effective date of the 2015 Plan that subsequently expires, is forfeited or is settled in cash. A maximum of an additional 607,852 shares could become available for future issuance under the 2015 Plan in respect of outstanding stock awards under the 2005 Plan. The 2015 Plan became effective on the date of the Annual Meeting.

Administration.  The 2015 Plan is administered by the Executive Compensation Committee of the Board of Directors (the “Board”) of the Company, which may delegate its duties and responsibilities to committees of the Company’s directors and/or officers, subject to certain limitations that may be imposed under Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”), Section 16 of the Securities Exchange Act of 1934, as amended, and/or stock exchange rules, as applicable.  Notwithstanding the foregoing, the full Board will administer the 2015 Plan with respect to awards to non-employee directors.

Awards.  The 2015 Plan authorizes the Executive Compensation Committee to grant stock options, restricted stock, restricted stock units, dividend equivalents, stock payment awards and stock appreciation rights. The 2015 Plan also authorizes the Executive Compensation Committee to grant performance awards payable in the form of the Company’s common stock or cash, including equity awards and incentive cash bonuses that may qualify as “performance-based compensation” under Section 162(m). The 2015 Plan authorizes the grant of awards to employees and consultants of the Company and its subsidiaries and to the Company’s non-employee directors.  In addition, the following annual limitations apply: (i) the maximum aggregate number of shares of common stock that may be subject to awards granted to any one participant during a calendar year is 1,325,000; and (ii) the maximum aggregate amount of cash that may be paid to any one participant during any calendar year with respect to awards initially payable in cash is $10,000,000. In addition, the maximum number of shares of the Company’s common stock that may be subject to one or more awards granted to any non-employee director pursuant to the 2015 Plan during any calendar year for services as a non-employee director cannot exceed 100,000 shares.

Other Provisions.  The 2015 Plan also contains provisions with respect to payment of exercise or purchase prices, vesting and expiration of awards, adjustments and treatment of awards upon certain corporate transactions, including stock splits, recapitalizations and mergers, transferability of awards and tax withholding requirements. The 2015 Plan may be amended or terminated by the Board at any time, subject to certain limitations requiring shareholder consent or the consent of the participant.  The 2015 Plan will expire in 2025.

The terms and conditions of the 2015 Plan are described in the section entitled “Proposal 2 — Approval of the Cubic Corporation 2015 Incentive Award Plan” in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on January 13, 2015 (the “Proxy Statement”). The Company’s directors and executive officers are eligible to participate in the 2015 Plan. The foregoing description of the 2015 Plan does not purport to be complete and is qualified in its entirety by reference to the complete text of the 2015 Plan, which is filed as Exhibit 10.1 to this report and incorporated herein by reference.

Adoption of Cubic Corporation Employee Stock Purchase Plan

Also at the Annual Meeting, the Company’s shareholders approved the Cubic Corporation Employee Stock Purchase Plan (the “Purchase Plan”), which authorizes the issuance of 600,000 shares of the Company’s common stock. The Purchase Plan became effective on the date of the Annual Meeting.

Administration.  The Purchase Plan will be administered by the Executive Compensation Committee of the Board.

Eligibility.  Only employees may participate in the Purchase Plan. For this purpose, an “employee” is any person who is employed by the Company or any of its majority-owned subsidiaries which have been designated by the Board as participating companies under the Purchase Plan. No employee will be permitted to subscribe for shares under the Purchase Plan if, immediately after the option is granted, the employee would own 5% or more of the total combined voting power or value of all classes of stock of the Company, a parent corporation or any of its subsidiaries (including stock issuable upon exercise of options held by him or her), nor will any employee be granted a purchase right that would permit him or her to buy more than $25,000 worth of stock under the Purchase Plan in any calendar year (valued at the time such purchase right is granted) for each calendar year during which such purchase right is outstanding at any time. Under applicable tax rules, the Executive Compensation Committee may also exclude certain categories of employees from participation in the Purchase Plan.

Offering Periods.  There will generally be one offering period under the Purchase Plan during each six-month period commencing January 1 and July 1 of each year of the Purchase Plan. No offering period may commence prior to the effective date of the Purchase Plan. It is anticipated that the first offering period under the Purchase Plan will commence on July 1, 2015, although the Executive Compensation Committee may establish another commencement date. The first day of an offering period is referred to as the “Grant Date.” The last trading day of an offering period is referred to as the “Exercise Date.”

Purchase Price.  The purchase price per share at which shares will be sold in an offering under the Purchase Plan is 95% of the fair market value of a share of the Company’s common stock on the Exercise Date. The Executive Compensation Committee may change the purchase price for future offering periods, but the purchase price per share at which shares will be sold in an offering under the Purchase Plan will never be less than the lower of (1) 85% of the fair market value of a share of the Company’s common stock on the Exercise Date or (2) 85% of the fair market value of a share of the Company’s common stock on the Grant Date. The fair market value of the Company’s common stock on a given date is the closing price as reported by the New York Stock Exchange.

Payment of Purchase Price; Payroll Deductions.  The purchase price of the shares is generally accumulated by payroll deductions over the offering period unless payroll deductions are not permitted in a jurisdiction outside the U.S. Each participant may authorize automatic payroll deductions in any multiple of 1% (up to a maximum of 20%) of his or her eligible compensation during the offering period. Unless otherwise determined by the Executive Compensation Committee, a participant may decrease or suspend, but not increase, the rate of his or her payroll deductions once during an offering period. An employee may purchase up to 5,000 shares during an offering period under the Purchase Plan. Any payroll deductions not applied to the purchase of shares due to the application of this limitation will be refunded to the participant.

Termination of Employment; Withdrawal.  Termination of a participant’s employment for any reason, including retirement, cancels his or her participation in the Purchase Plan immediately. A participant may terminate his or her interest in a given offering by signing and delivering a notice of withdrawal from the Purchase Plan within such number of days prior to the Exercise Date of the applicable offering period as is prescribed by the plan administrator for withdrawals.

Other Provisions.  The Purchase Plan also contains provisions with respect to share proration under certain circumstances, adjustments and treatment of awards upon certain corporate transactions, including stock splits, recapitalizations and mergers, transferability of awards and tax withholding requirements. The Purchase Plan may be amended or terminated by the Board at any time, subject to certain limitations requiring shareholder consent.

The terms and conditions of the Purchase Plan are described in the section entitled “Proposal 3 — Approval of the Cubic Corporation Employee Stock Purchase Plan” in the Proxy Statement. The Company’s executive officers may be eligible to participate in the Purchase Plan. The foregoing description of the Purchase Plan does not purport to be complete and is qualified in its entirety by reference to the complete text of the Purchase Plan, which is filed as Exhibit 10.2 to this report and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company’s shareholders voted on the following proposals at the Annual Meeting and cast their votes as follows:.

1.  Election of Directors

Nominee for Director	For	Withheld
Walter C. Zable	21,756,782	1,815,006
Bruce G. Blakley	18,652,734	4,919,054
Bradley H. Feldmann	21,780,733	1,791,055
Edwin A. Guiles	18,654,148	4,917,640
Steven J. Norris	21,806,813	1,764,975
Robert S. Sullivan	18,609,649	4,962,139
John H. Warner, Jr.	18,716,274	4,855,514

In accordance with the above results, each nominee was elected to serve as a director.

	For	Against	Abstain	Broker Non-Votes
2. To approve the Cubic Corporation 2015 Incentive Award Plan	20,572,814	2,941,048	57,926	1,875,148

In accordance with the above results, the Cubic Corporation 2015 Incentive Award Plan was approved.

	For	Against	Abstain	Broker Non-Votes
3. To approve the Cubic Corporation Employee Stock Purchase Plan	23,425,267	108,403	38,118	1,875,148

In accordance with the above results, the Cubic Corporation Employee Stock Purchase Plan was approved.

	For	Against	Abstain	Broker Non-Votes
4. To approve, on an advisory basis, the compensation of the Company’s executive officers	21,348,117	2,161,799	61,872	1,875,148

In accordance with the above results, the compensation of the Company’s executive officers was approved on an advisory basis.

	For	Against	Abstain	Broker Non-Votes
5. To confirm the selection of Ernst & Young LLP as the Company’s independent registered public accountants for fiscal year 2015	25,291,023	142,888	13,025	0

In accordance with the above results, the appointment of Ernst & Young LLP was approved.

Item 9.01                                             Financial Statements and Exhibits.

Exhibit
Number	Description of Exhibit

10.1	Cubic Corporation 2015 Incentive Award Plan (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A filed on January 13, 2015).

10.2	Cubic Corporation Employee Stock Purchase Plan (incorporated by reference to Appendix B to the Company’s Definitive Proxy Statement on Schedule 14A filed on January 13, 2015).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 24, 2015	CUBIC CORPORATION

	By:	/s/ James R. Edwards
	Name:	James R. Edwards
	Title:	Senior Vice President,
General Counsel & Secretary